FORM 10-SB

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                            OF SMALL BUSINESS ISSUERS

        UNDER SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Universal Media Holdings, Inc.

--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in its charter)

          Delaware                                       22-3360133
--------------------------------------------------------------------------------
(State of other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


10 Industrial Road, Carlstadt, NJ                             07726
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


Issuer's telephone number        (201) 804-8500
                         -------------------------------------------------------

Securities to be registered under Section 12(b) of the Act:


         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered
-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------

          Securities to be registered under Section 12(g) of the Act:

                                  Common Stock

--------------------------------------------------------------------------------
                                (Title of class)

--------------------------------------------------------------------------------
                                (Title of class)

TABLE OF CONTENTS




PART I                                                                      PAGE
Item 1     Description of Business                                            2

Item 2     Management's Discussion and Analysis or Plan of Operation          7

Item 3     Description of Property                                           13

Item 4     Security Ownership of Certain Beneficial

           Owners and Management                                             13

Item 5     Directors, Executive Officers, Promoters and Control Persons      14

Item 6     Executive Compensation                                            15

Item 7     Certain Relationships and Related Transactions                    16

Item 8     Description of Securities                                         16



PART II

Item 1     Market Price of and Dividends on the Registrant's Common Equity
           and Other Shareholder Matters                                     17

Item 2     Legal Proceedings                                                 18

Item 3     Changes in and Disagreements with Accountants

           on Accounting and Financial Disclosure                            18

Item 4     Recent Sales of Unregistered Securities                           18

Item 5     Indemnification of Directors and Officers                         19

FINANCIAL STATEMENTS

See attached Financial Statements

EXHIBIT INDEX



No.      Description of Exhibit

---      ----------------------
3.1      Certificate of Incorporation of Tyconda Minerals Corp., dated December
         24, 1969

3.2 Agreement of Merger of Tyconda Minerals Corporation (Nevada) with and into Tyconda Minerals Corp.(Delaware) dated December 30, 1969

3.3 Certificate of Amendment of Certificate of Incorporation, changing corporate name to Hy-Poll Technology, Inc. dated October 28, 1983.

3.4      Reorganization Agreement, dated August 10, 1995


3.5      Certificate of Amendment of Certificate of Incorporation of Hy-Poll
         Technology, Inc., changing corporate name to Universal Turf, Inc., dated September 21, 1995.

3.6 Certificate of Amendment of Certificate of Incorporation, changing corporate name to Universal Media Holdings, Inc. dated November 8,
         1999.

3.7      By-Laws of Universal Turf, Inc.

10.1     Indemnification Agreement with Michael S. Krome

10.2     Indemnification Agreement with James E. Neebling

10.3     Indemnification Agreement with James W. Zimbler

21.1     Subsidiaries of Registrant

23.1     Consent of Auditors

27       Financial Data Schedule


                                     PART I

ITEM 1. DESCRIPTION OF BUSINESS

Office

Universal Media Holdings, Inc. ("we", "us" or "the Company") currently maintains its principal office at 10 Industrial Road, Carlstadt, New Jersey 07726, where its telephone number is (201) 804-8500 and its facsimile number is (201) 804-8585. On February 14, 2000 ,we have recently entered into an agreement with E-Trans Logistics, Inc. (E-Trans"), under which E-Trans became a wholly owned subsidiary of United Media Holdings, Inc. Our new office is located at the E-Trans facility at 10 Industrial Way, Carlstadt, New Jersey, where there are offices and a warehouse.

Organization/Historical Background

The Company was originally incorporated in Delaware as Tyconda Minerals Corp. in December of, 1969. On February 11, 1970, the Tyconda Minerals Corp. (Delaware) merged with Tyconda Minerals Corporation (Nevada), with Tyconda Minerals Corp. (Delaware) as the surviving corporation. On November 2, 1983, the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its corporate name to Hy-Poll Technology, Inc. That Certificate of Amendment also changed the capital structure of the corporation from an authorization to issue 5,000,000 shares of Common Stock with a par value of $.01 per share, to an authorization to issue 200,000,000 shares of Common Stock with a par value of $.0001 per share.

On December 21, 1995, the Company amended its Certificate of Incorporation changing its corporate name to Universal Turf, Inc. The Company amended its Certificate of Incorporation again on November 8, 1999, changing its corporate name to Universal Media Holdings, Inc. ("UMH").

Business- Corporate Structure

As Universal Turf, Inc., our business was based on the marketing, installation and maintenance of synthetic surface material for sports and recreational fields. While that business has been profitable, we have changed our primary business direction to the entertainment and Internet industries.

On February 14, 2000, we entered into an agreement with E-Trans-Logistics, Inc. ("E-Trans") whereby we purchased all issued and outstanding shares or Common Stock of E-Trans with Universal Media Holding, Inc. Common Stock. E-trans, now our wholly owned subsidiary, is a trucking, transport and logistics company having its offices and warehouse in Carlstadt, New Jersey. Since logistics and transportation will be the focus of our business, we plan to rename the Company E-Trans Logistics, Inc. sometime during the second quarter of 2000.

Business Operations

General Business Plan of UMH

Our business plan covers (i)the logistics field, (ii) the synthetic grass (turf) business, and (iii)certain areas of the entertainment field. Because E-Trans, our subsidiary, has a profitable and expanding business, we have made the business of E-Trans our primary focus. We are in the process of moving our office operations to their Carlstadt New Jersey location.

Logistics business

E-Trans (formerly Gerard Express, Inc.) is transport and trucking company with a forty year history. As a general commodities carrier, it transports materials and goods in the areas of Philadelphia, New Jersey, Connecticut and New York metropolitan areas. E-Trans is able to service other markets through strategic business alliances which it has formed with several like business in different geographic regions. Presently, through these alliances, E-Trans is able to cover Ohio, Virginia, Florida, Georgia, and will soon be covering the West Coast

The E-Trans strategic plan consists of the following:

             a. Corporate positioning

             b. Marketing/Sales

             c. Operations/Services

             d. Technology

             e. Strategic Alliances

             f. Acquisitions

Each segment of the plan outlines the specific investment, return on investment and implementation needed to institute the plan.

Corporate Positioning

E-Trans is structured as a personalized logistics company with multiple capabilities. The logistics and transport field is highly competitive on a worldwide level, and Management believes that E-Trans is well equipped to compete in the international marketplace. E-Trans is able to offer many of same services offered by much larger logistics and trucking companies at a competitive or greatly reduced cost to the customer.

Our strategic plan to position E-Trans in the marketplace includes careful staffing and thorough training of our personnel. E-Trans is on a course of updating its customer accessibility and use by implementing the newest technologies, and we intend to continue in that direction. A new systems technology called "SHIP EGIS", which will be ready for installation during the second quarter of 2000, will provide E-Trans with the ability to communicate with its customers electronically, thereby optimizing routing and rapid information exchange. (The "SHIP EGIS" system is actually scheduled for installation in late April, 2000.) E-Trans will also rely on a marketing campaign which will include direct mail, telemarketing and commissioned sales. It is the intention of Management to encourage all levels of personnel, particularly the senior management of E-Trans, participating in the building of transportation organizations and industry associations and shipper-carrier relationships.

Acquisitions

E-Trans is currently in negotiations with 3 small carriers with sales ranging from 1.5 million to 6 million in revenue. Its objective is to acquire companies that meet the following criteria.

             a. A break-even to marginal profitability

             b. A well positioned geographically (should be strategically located, in the opinion of Management)

             c. Minimal Assets

             d. Ability to integrate into current infrastructure

Strategic Alliances

E-Trans intends to establish strategic alliances with competitors, not asset based logistics providers, and shippers. It is Management's opinion that these alliances will encourage a favorable market share impact in our core area. E-Trans has recently completed its "Gateway Alliance" which immediately opened lanes to the Midwest, West Coast, and Southern U.S. E-Trans is currently in negotiations with other alliances in the following areas:

                    Air Freight Services

                    Major Third Party Logistics provider

                    Major Railroad

                    Steamship Line

                    Shippers

Improvements in Accessibility

Management believes that to be competitive in this industry, it is necessary to upgrade the level of communication and accessibility. A new system that we will be employing addresses that objective. The system, called SHIPEGIS will provide the following:

             Visual Mobile Communication

             Visual Scheduling and Dispatch

             Visual Job Tracking

             Visual Mapping and Plotting

             Visual Customer Order Information

The "SHIP EGIS" system is scheduled to be integrated with the NEXTEL Radio system in late May. This will allow for data transfer between central dispatch and the E-Trans drivers.

Operations/Services

E-Trans will offer services in multiple transportation sectors which promote multiple levels of services.

E-Trans menu includes:

                    Regional Truck Load
                    Tri-State LTL

                    Gateway Service LTL Alliance

                         Texas

                         Chicago

                         Florida

                         California

                         New England

                         Pennsylvania/Ohio

                    Consolidation Services

                    Warehousing

                    Pier Container Transfer

                    Expedited Freight

Each service will have a specific operating and financial model. The "SHIP EGIS" routing software will assist in minimizing cost and improving equipment utilization.

Synthetic grass (turf) business

We distribute synthetic grass surfaces for use in school fields, public and private sports fields, and the like. We are the sole distributor and part equity owner of Sportsfields Turf International, Inc., and as such, we offer synthetic surfaces to the public and private sectors. In the public sector, the entity specifies its required standards for minimum performance, and various manufacturers and distributors respond with a bid. The public entity bases its decision on a combination of factors, but most often, the award or contract goes to the lowest bidder. The private sector does not follow a formal bid process. Typically, potential purchasers review price quotations or literature and negotiate with providers of synthetic grass.

We have entered into a Letter of Intent to sell this business to Elmar Holdings, Inc., for stock.

Entertainment and media business

We were briefly engaged in the entertainment industry. As of the date of this Registration Statement, an agreement that was executed between us and Fortune Media has been rescinded.

     Competition

There are large numbers of competitors in the trucking and logistics business. They range from the very small companies with one, two or a small number of trucks to the very large, with hundreds of vehicles.

     Number of Employees for UMH


Department/Job Function            Number of Employees

-----------------------            -------------------
Executives                                   3
Support Staff                                1
                                           ---
Total                                        4

     Number of Employees for E-Trans


Department/Job Function            Number of Employees

-----------------------            -------------------
Executives                                   2
Support Staff                                2
Drivers/Warehouseman/Mechanics              20
                                           ---
Total                                       24

     Cautionary Factors That May Affect Future Results

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our 10-QSB, 8-KSB, and 10-KSB reports to the SEC.

We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business and our products. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could adversely affect us.

Limited Operating History. Although we were organized in 1969, we have redirected the focus of the company, and as a result, we have not yet been profitable. Accordingly, investors should consider us to be essentially a new, developing company. As a new, developing company, our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of significant operating history. There can be no assurance that our future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including our ability to finance mortgage loans, secure mortgage loan applications, process mortgages, and generally do business in a sufficient volume to provide sufficient cash margins to cover our operating costs. Our securing of sufficient capital is crucial. Without sufficient capital we cannot meet our projected goals or accomplish our business plans; and such failure could have a material adverse affect on us and the value and price of our publicly traded securities.

Liquidity and Working Capital Risks; Need for Additional Capital to Finance Growth and Capital Requirements. We will seek additional funds and seek to raise additional capital from public or private equity or debt sources to: (i) provide working capital to meet our general and administrative costs until net revenues make the business self-sustaining; (ii) make acquisitions of media properties (film, Internet properties, music) and small companies engaged in producing or distributing media properties; and (iii) exploit and expand such acquisitions. We cannot give assurance that we will be able to raise any such capital on terms acceptable to us or at all. Such financing may be upon terms that are dilutive or potentially dilutive to our stockholders. If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding.

Limitation of Liability and Indemnification of Officers and Directors. Our officers and directors are required to exercise good faith and high integrity in the management of Company affairs. Our Articles of Incorporation provide, however, that the officers and directors shall have no liability to the shareholders for losses sustained or liabilities incurred which arise from any transaction in their respective managerial capacities unless they violated it in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend or stock repurchase, or derived an improper benefit from the transaction. As a result, a purchaser of the shares may have a more limited right to action than he would have had if such provision were not present. Our Articles and By-Laws also provide for the indemnification by the Company of the officers and directors against any losses or liabilities they may incur as a result of the manner in which they operate the Company's business or conduct the internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. To further implement the permitted indemnification, we have entered into Indemnity Agreements with our current officers and directors and we will provide similar agreements for future officers and directors.

Dependence on Key Personnel. Our future success will depend largely on the efforts and abilities of our management, including especially Messrs. Zimbler, Krome and Neebling. The loss of any of them or the inability to attract additional, experienced management personnel could have a substantial adverse affect on the Company; we have not obtained "key man" insurance policies on any of our management and do not expect to obtain it on any of our future management personnel, as employed. Our ability to implement our strategies depends upon our ability to attract highly talented managerial personnel. There can be no assurance that we will attract and retain such employees in the future. The inability to hire and/or loss of key management or technical personnel could materially and adversely affect our business, results of operations and financial condition.

Government Regulation. Our business is subject to government regulation. (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities.

Anticipated Operating Losses. Assuming that we can obtain the financing to make acquisitions and exploit them, we most likely will continue to suffer operating losses until we can achieve a sufficient volume of mortgage loans to cover our operating costs.

Competition. The logistics and transport industry is very competitive. Also, entertainment industry is extremely competitive. We compete with other companies that have greater technical expertise, financial resources and marketing capabilities than us, and we may not be able to overcome competitive disadvantages.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion and analysis should be read in conjunction with the financial statements of the Company and summary of selected financial data for United Media Holdings, Inc. as shown below. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of the management of the Company.

Overview -

Plan of Operations

Our plan of operations for the next twelve months involves the expansion of the transportation and logistics operations of the E-Trans-Logistics, Inc. subsidiary. Our plan is threefold:

1. Build and expand the existing logistics operation through traditional methods of acquiring.

2.   Acquire additional companies in the logistics and web-servicing business.

3. Institute a web related services which we will provide for our customers. It is our intention to merge the subsidiary, E-Trans Logistics, Inc., with and into Universal Media Holdings, Inc. and to rename the surviving corporation E-Trans Logistics, Inc.

Cash Requirements Our cash requirement for the next twelve months is $1,000,000, which we believe we can raise through receivables and financing already in place. These funds will be allocated as follows:


Research and development of e-commerce:                                         $  200,000

Acquisition of small logistics companies and e-commerce website based
businesses:                                                                     $  550,000

General and Administrative:                                                     $  150,000

Working Capital:                                                                $  100,000
                                                                                ----------

                                                                                $1,000,000


During the next twelve months, we have no plans to purchase or sell significant equipment. Nor do we plan to increase personnel by adding employees

Fiscal Condition for Prior 2 Years

Prior to 1999, our turf related operations was our main business.

Selected Summary Financial Data of UMH (formerly Universal Turf, Inc.)


                          YEAR ENDED:               YEAR
                    -----------------------        --------------
                    DEC. 31,        DEC 31,        DEC. 31
                    1997            1998           1999

ITEM 3.   DESCRIPTION OF PROPERTY

Offices

We maintain our principal office in our new facility and main office located at the E-Trans offices, 10 Industrial Way, Carlstadt, New Jersey. The space consists of office and warehouse space, totaling 74,000 square feet. Our rent for March of 2000 is $26,000; for April it is $28,000 and thereafter the lease will transfer to us and will continue at $23,666.08 per month, or $283,992.96 annually.

Office

The office consists of approximately 3,200 square feet, with a maximum occupancy rate of 40. It contains 11 individual offices, a kitchen area. The furniture, computers and other equipment is now, by virtue of our purchase agreement with E-Trans, owned by us.

Warehouse

Our warehouse space is approximately 70,800 square feet and will be used for storage and the loading of the trailers as well as mechanical repairs. Presently it contains the following equipment; tools and other mechanical equipment, and the necessary equipment to run a warehouse. All other equipment needed for our operations is leased on an as needed basis in the following manner: Leasing of trailers and tractors.

We anticipate that the office and warehouse space is adequate for the next twelve months.

Real Estate Investments

At the present time, we have no intention or any interest in making investments in real estate (except for our own offices). Therefore, we have no policy with respect to any investments in real estate or interests in real estate, investments in real estate mortgages, and securities of or interests in persons primarily engaged in real estate activities.

ITEM 4.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
            MANAGEMENT PRINCIPAL SHAREHOLDERS

The following table sets forth, as of 3/16/00 regarding the beneficial ownership of shares of our Common Stock by each person known by us to own five percent or more of the outstanding shares of Common Stock, by each of our Officers, by each of our Directors, and by our Officers and Directors as a group. As of 3/16/00, there were 12,059,346 shares issued and outstanding of record.


                                        SHARES OF           PERCENTAGE
NAME & ADDRESS OF                       COMMON              AS OF 3/16/00(1)
BENEFICIAL OWNERS                       STOCK
-----------------                       ---------           ----------------
Michael Krome                                   -0-(2)             -0-
8 Teak Court
Lake Grove, NY 11755

James Neebling                           2,257,000               18.7
18 Perrine Circle
Perrineville, NJ 08535

Zimvestments                             2,657,000               22.0
1 Diane Court
Nesconset, NY 11767

James W. Zimbler                                -0-                -0-
1 Diane Court
Nesconset, NY
All Executive Officers and

Directors as a group (3 persons)         4,914,000(2)            40.7

 - - - - - - - - - - - - - - - - - - - - - - - - - - -

(1) Based upon 12,059,346 shares issued and outstanding on 3/16/00.

(2) Does not include 427,500 shares of Common Stock owned by Two Plus Twins Consulting, Inc., a company owned by Mr. Krome's wife.

(2) Includes Mr. Zimbler's indirect ownership of 2,657,000 shares owned by Zimvestments, Inc. of which Mr. Zimbler is an officer and director.


ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL

Directors and Executive Officers of Universal Media Holdings, Inc.(formerly Universal Turf, Inc.)



Name                         Age         Position
----                         ---         --------
Michael Krome                39          Director/Vice-
                                         President/Secretary/Treasurer

James Zimbler                35          Chairman of the Board of Directors/CEO

James Neebling               37          Director/President

Michael Krome is a Vice President, Secretary, Treasurer and a Director of our Company. He is an attorney and has managed his own law practice, Michael S. Krome, P.C., since 1991. Mr. Krome was named to the Board of Directors on November 4, 1999, and has provided corporate and legal services to our Company. From February of 1999 through November of 1999, Mr Krome was the Vice President, Secretary and a Director of Fortune Media, Inc. Although he ceased to be an officer of Fortune Media, Inc. In November of 1999, he continues to be a

Director of that company. Mr. Krome is a graduate of the University at Albany in Albany New York with a Bachelors Degree, and he received his J.D. from the Bengamin N. Cordozo School of Law in 1990. Mr. Krome was admitted to the N.Y.S. Bar in February of 1991.


James Zimbler is our C.E.O. and a Director, serving in this capacity since November 4, 1999. He came to our Company as a result of our Purchase Agreement with E-Trans Logistics, Inc., where he served as C.E.O. since December of 1995. In December 1998, Mr. Zimbler was also named Chairman of the Board of Directors of IntermediaNet, Inc, a public company that has been recently renamed "Fortune Media, Inc." In February of 1999, he ceased to be an officer of that company, but continues to be a director. From December of 1996 through November of 1998, Mr. Zimbler was President and Chief Operating Officer for Total Freight Solutions America, Inc. (T.F.S. America, Inc.) There, he managed the day to day operations of company. Mr. Zimbler was employed by Packaging Plus Services, Inc. from August of 1994 through December of 1996. Mr. Zimbler attended Suffolk Community College from 1983 through 1985 where he majored in Business Administration.

James Neebling is President and a Director, being first named to the Board of Directors on November 4, 1999. Also, Mr. Neebling is the President of National Expedite, Inc., a transportation and logistics company which he founded in 1996. National Expedite has grown from a regional provider to a national transportation company, having contracts with several Fortune 100 companies. >From 1995 to present, Mr. Neebling continues to be an employee of Novacare Employee Services (formerly H.R. Logic, Inc.) an employment and equipment
leasing company.   In 1992, Mr. Neebling formed Systems Logistics, Inc., a
company which specialized in fulfillment and warehousing for primarily Fortune 100 clients. Systems Logistics, Inc. was purchased by U.S. Delivery Systems, a public company, in 1994. Mr. Neebling remained with U.S. Delivery Systems as an officer of the company, assisting the company through the transition period. He ceased to be an officer and employee in 1996, but provided consulting services
for the U.S. Delivery Systems through late 1997.   From 1992 to 1996, Mr.
Neebling was President of National Dedication Fleet, Inc.   Mr. Neebling
attended Glassboro State College.



ITEM 6.  EXECUTIVE COMPENSATION

Compensation of Directors

Currently, our Directors are not compensated for their services, although their expenses are reimbursed.

Compensation of Management


                          Title                               1999             1998        1997
                          -----                               ----             ----        ----
Michael Krome             Vice President,                     -0-              -0-         -0-
                             Secretary and Treasurer

James Zimbler             Chief Executive                     -0-              -0-         -0-
                          Officer


James E. Neebling         President                           -0-              -0-         -0-

None of the named persons has received stock options or other such non-cash compensation. No one has received an annual compensation package of $100,000 or more.

Employment Agreements

Presently, we have not entered into any employment agreements with anyone


ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 14, 2000, we entered into an agreement with E-Trans-Logistics, Inc. ("E-Trans") whereby we purchased all issued and outstanding shares or Common Stock of E-Trans with Universal Media Holding, Inc. Common Stock. E-trans, now our wholly owned subsidiary, is a trucking, transport and logistics company having its offices and warehouse in Carlstadt, New Jersey.

ITEM 8. DESCRIPTION OF SECURITIES

Our capital structure consists of shares of Preferred Stock with a par value of $.01 per share, and Common Stock, with a par value of $.0001 per share. The authorized classes, and the amount or number of each which are authorized and outstanding as of the date of this Memorandum, are as follows:


                                     AUTHORIZED               OUTSTANDING
                                     ----------               -----------
Common Stock                         200,000,000              12,059,356

Common Stock

The authorized common equity of the Company consists of 200,000,000 shares of Common Stock, with a $.001 par value, of which 12,059,356 shares of Common Stock are issued and outstanding. Shareholders (i) have general ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all assets of the

Company available for distribution to shareholders upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which shareholders may vote at all shareholder meetings. All shares of Common Stock now outstanding are fully paid and nonassessable and all shares of Common Stock to be sold in this offering will be fully paid and nonassessable when issued.

The Common Stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the Common Stock voting for election of directors can elect one hundred percent of the directors of the Company if they choose to do so. The Company, which has had no earnings, has not paid any dividends on its Common Stock and it is not anticipated that any dividends will be paid in the foreseeable future. Dividends upon Preferred shares must have been paid in full for all past dividend periods before distribution can be made to the holders of Common Stock. In the event of a voluntary or involuntary liquidation, all assets and funds of the Company remaining after payments to the holders of Preferred Stock will be divided and distributed among the holders of Common Stock according to their respective shares.

PART II

ITEM 1.MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

The Company's Common Stock is traded on the NASDAQ Bulletin Board under the symbol "UVTFD" now "UVTF." To maintain that listing, we must become a fully-reporting company to the SEC under the Securities Exchange Act of 1934 on or before May 3, 2000. We anticipate accomplishing such filing by April 3,2000 Based on that time line, the filing will be effective on or about May 26, 2000. We fully intend to respond to any and all comments quickly in an effort to clear comments prior to May 3, 2000.

Our initial  market maker was authorized to commence the trading of our stock on
the  OTC  Bulletin   Board  on  ______,   1998,  but  actual  trading  began  on
approximately _____________. The range of our prices since then is:


Quarter                           High Bid              Low Bid
-------                           --------              -------
 2000

1st Qtr. '00                        0.625               0.43.7


Quarter                           High Bid              Low Bid
-------                           --------              -------
 1999

1st Qtr. '99                         0.02                0.009
2nd Qtr. '99                        0.025                 0.01
3rd Qtr, '99                         0.02                0.009
4th Qtr  '99                       1.5875                0.007


Quarter                           High Bid              Low Bid
-------                           --------              -------
 1998

1st Qtr '98                          0.16                 0.04
2nd Qtr '98                          0.07                0.035
3rd Qtr '98                         0.065                 0.01
4th Qtr '98                          0.04                0.005

The forgoing quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions.

On March 31,2000, the closing prices of the Company's Common Stock were $.625 Bid and $1.03 Asked, as quoted on the NASDAQ Bulletin Board.

Dividend Policy

We have not had any earnings or profits and have not paid any dividends. Our proposed operations are capital intensive and we need working capital. Therefore we will be required to reinvest any future earnings in the Company's operations. Our Board of Directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The declaration and payment of dividends in the future will be determined by our Board of Directors considering the conditions then existing, including the Company's earnings, financial condition, capital requirements, and other factors.

ITEM 2. LEGAL PROCEEDINGS

We are not engaged in any pending legal proceedings. We are not aware of any legal proceedings pending, threatened or contemplated, against any of our officers and directors, respectively, in their capacities as such.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We selected Aaron Stein, C.P.A. as our independent auditor and accountant. We have included our audited financial statements for the calendar years ended 1998 and 1999. We have made this filing in reliance upon the authority of that firm as expert in auditing and accounting. There have been no changes in, nor have there been disagreements with our independent auditors.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated on December 29, 1969 under the name Tyconda Minerals Corp. In October of 1993, we changed our name to Hy-Poll Technology, Inc. ("Hy-Poll"). In August of 1995, Hy-Poll acquired all of the issued and outstanding shares of the Company's Common Stock (the "Reorganization") in a tax-free, stock-for-stock exchange under Section 351(a)1(B) of the Internal Revenue Code. Pursuant to the terms of the Reorganization, Hy-Poll issued 10,000,000 shares of Hy-Poll common stock for all the issued and outstanding shares of the Company's Common Stock. This issuance was considered exempt under Section 4(2) of the Securities Act.

In August of 1997, we issued 250,000 shares to Jean Lampert, Susan Lampert and Michael H. Ference as compensation for legal services valued at $13,775.75. This issuance was considered exempt under Section 4(2) of the Securities Act.

On May 7, 1997, we authorized the issuance of 1,336,000 shares of our Common Stock to Robert Narozanick, sole shareholder of Athletic Surfaces International, Inc. (ASI) for all of the issued and outstanding shares of ASI in a tax free reorganization pursuant to Section 368(a)1(B) of the Internal Revenue Code. This issuance was considered exempt under Section 4(2) of the Securities Act.

In June of 1997, Messrs DiGeronimo, Lombardi and Naraznick were issued 60,000 shares of our Common Stock in exchange for their installation services. This issuances were considered exempt under Section 4(2) of the Securities Act.

In July of 1997, we issued 500,000 shares of our Common Stock to West Market Industries, Inc. In exchange for financial and public relations services. This issuance was considered exempt under Section 4(2) of the Securities Act.

In December of 1997, the holders of Convertible Debentures exercised the conversion privilege as to a total for $150,000 in principal plus accrued interest thereon, and we issued a total of 375,000 shares of our Common Stock. These issuances were considered exempt by reason of Sections 3(a)(9) and 4(2) of the Securities Act.

In March of 1998, we issued 7,500,000 shares of Common Stock to Messrs David Dinallo, Perry DiPiaszza, Joseph Lombardi and Joseph DiGeronimo in lieu of salary and for services rendered. We also issued 4,500,000 shares of Common
Stock to Nancy Murphy in two private placements; the first being 4,000,000 shares at a price of $0.01 per share, and the other 500,000 shares at a price of $.02 per share. We consider these issuances to be exempt under Section 4(2) of the Securities Act.

In April of 1998, we issued 100,000 shares of Common Stock to John B. Lowy, P.C. in exchange for legal services and pursuant to a Rule 504 Offering under Regulation D of the Securities Act. This issuance was considered exempt under
Section 3(b) of the Securities Act and Rule 504 of Regulation D promulgated thereunder, as well as under Section 4(2) of the Securities Act.

In June of 1998, we offered 2,682,000 shares of Common Stock to 15 persons pursuant to Rule 504 of Regulation D at an offering price of $.05 per share. The total proceeds from the sale of those shares was $134,000. This issuance was considered exempt under Section 3(b) of the Securities Act and Rule 504 of Regulation D promulgated thereunder.

Also in June of 1998, we issued 175,000 shares of Common Stock to Marc Son and Parallax Group, Inc. in exchange for services previously rendered, and 200,000 shares of Common Stock to Messrs. Andrew Governale and Frank Solimando is settlement of a judgement against Universal Turf, Inc. in the amount of $22,672 plus interest thereon. These issuances were considered exempt under Section 4(2) of the Securities Act.

In August of 1998, we issued 1,100,000 shares of Common Stock to certain persons in settlement of a debt with MRG, Inc. (600,000) and for construction services rendered by Bella Vista Industries (500,000). We consider these issuances to be exempt under Section 4(2) of the Securities Act.

Also in August of 1998, we offered 7,520,251 shares of Common Stock to 24 persons pursuant to Rule 504 of Regulation D, 1,170,000 at an offering price of $.05 per share with proceeds of $58,500, and the remaining 6,350,251 shares in exchange for services, broken down as follows: 333,333 shares in exchange for legal services; 2,000,000 shares in exchange for consulting services, and 4,4,016,918 in settlement of various outstanding debts for services previously rendered to the Company (the total issuance valued at $317,513, or $.05 per share). This issuance was considered exempt under Section 3(b) of the Securities Act and Rule 504 of Regulation D promulgated thereunder, as well as under
Section 4(2) of the Securities Act.

In October of 1998, an additional 144,000 shares were issued pursuant to Rule 504 of Regulation D is exchange for services (issuance valued at $7,200, or $.05 per share). This issuance was considered exempt by reasons of Rule 504 of Regulation D, and under Section 4(2) of the Securities Act.

In December of 1998, 500,000 shares were issued to Joseph Lombardi in exchange for services previously rendered as Director of Sales. This issuance was considered exempt under Rule 701 of the Securities Act.

On November 3, 1999, the Board of Directors unanimously consented to reverse spit our issued and outstanding stock on a 1 for 200 basis (1:200). The Board decided to perform this stock split in anticipation of our then agreement with Fortune Media, Inc.

In November of 1999, we issued 900,000 shares (post split) to 3 entities for consulting services valued at $90,000,pursuant to a Rule 504 Offering, as promulgated under Regulation D. These issuances were considered exempt under
Section 3(b) of the Securities Act and Rule 504 of Regulation D, as well as under Section 4(2) of the Securities Act.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware Corporation Law

Section 145 of the Delaware Laws (8 Del. C. 1953,  Section 145; 56 Del. Laws, c.
50) contains provisions authorizing indemnification by the Company of directors, officers, employees or agents against certain liabilities and expenses which they may incur as directors, officers, employees or agents of the Company or of certain other entities. Section 145(c) provides for mandatory indemnification, including attorney's fees, if the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein. Section 145(f) provides that such indemnification may include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities. Section 145(g) authorizes the Company to obtain insurance on behalf of any such director, officer employee or agent against liabilities, whether or not the Company would have the power to indemnify such person against such liabilities under section 145(g).

Under Section 145(f) the indemnification and advancement of expenses provided pursuant to Sections 145(e) and 145(i) are not exclusive, and subject to certain conditions, the Company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because neither the Articles of Incorporation, as amended, nor the By-Laws of our Company otherwise provide, notwithstanding the failure of the Company to provide indemnification and despite a contrary determination by the Board of Directors or its shareholders in a specific case, a director, officer, employee or agent of the Company who is or was a party to a proceeding may apply to a court of competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 145(c) because he has been successful on the merits, or because the Company has the power to indemnify on a discretionary basis pursuant to Section 145(a) or because the court determines that the petitioner is fairly and reasonably entitled indemnification or advancement of expenses or both in view of all the relevant circumstances.

Articles of Incorporation and By-Laws

Our Articles of Incorporation and By-Laws empower us to indemnify current or former directors, officers, employees or agents of the Company or persons serving by request of the Company in such capacities in any other enterprise or persons who have served by the request of the Company is such capacities in any other enterprise to the full extent permitted by the laws of the State of Delaware.

Officers and Directors Liability Insurance

At present, we do not maintain Officers and Directors Liability Insurance and, because of the anticipated cost of such insurance, we have no present plans to obtain such insurance.

Indemnity Agreements

In order to induce and encourage highly experienced capable persons to serve as directors and officers, we have entered into an Indemnity Agreement with each director and officer presently serving us and will provide the same agreement to future directors and officers as well as certain agents and employees. The Agreement provides that we shall indemnify the director and /or officer, or other person, when he or she is a party to, or threatened to be made a party to, a proceeding by, or in the name of, we. Expenses incurred by the indemnified person in any proceeding are to be paid to the fullest extent permitted by applicable law. The Agreement may at some time require us to pay out funds which might otherwise be utilized to further our business objectives, thereby reducing our ability to carry out our projected business plans.

Sec Position on Indemnification for Security Act Liability

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that is the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

  Date: April 3, 2000

                                 Universal Media Holdings, Inc.

                               /s/ James Neebling
                                 -------------------------------------------
                                 James Neebling, President

                                /s/ Michael Krome
                                 -------------------------------------------
                                 Michael Krome, Vice President, Secretary

                                /s/ James Zimbler
                                 -------------------------------------------
                                 James Zimbler, Chief Executive Officer

                         UNIVERSAL MEDIA HOLDINGS, INC.


                          AUDITED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

                                TABLE OF CONTENTS


REPORT OF INDEPENDENT AUDITOR                                          1

FINANCIAL STATEMENTS

         Balance Sheet                                                 2
         Statements of Operations                                      3
         Statements of Stockholders' Equity                            4
         Statements of Cash Flows                                      5

NOTES TO THE FINANCIAL STATEMENTS                                      6

                                   AARON STEIN

                           CERTIFIED PUBLIC ACCOUNTANT

                          REPORT OF INDEPENDENT AUDITOR

To the Board of directors and stockholders of Universal Media Holdings, Inc.

I have audited the accompanying balance sheet of Universal Media Holdings, Inc. as of September 30, 1999, and the related statements of operations, stockholders' equity, and cash flows for each of the two years ended September 30, 1999 and 1998. These financial statements are the responsibility of the Corporation's management. My responsibility is to express an opinion of these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, such financial statements present fairly, in all material respects, the financial position of Universal Media Holdings, Inc. as of September 30, 1999 and the results of their operations and their cash flows for each of the two years ended September 30, 1999 and 1998 in conformity with generally accepted accounting principles.

                                            /s/ AARON STEIN
                                               ------------


April 3, 2000

             534 WILLOW AVENUE - PO BOX 315 - CEDARHURST, NY - 11516
                               PHONE: 516.569.0520

UNIVERSAL MEDIA HOLDINGS, INC.
BALANCE SHEET
SEPTEMBER 30, 1999


                                     ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                           $   1,012
                                                                                    ---------
                                                                                    $   1,012

                                                                                    =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses                               $   348,645
Accrued payroll taxes                                                    19,465
                                                                    ------------
Total Current Liabilities                                                           $ 368,110

Stockholders' Equity
   Preferred Stock, No par value

      2,000,000 shares authorized, 0 shares issued                            -
   Common stock, $.001 par value
      200,000,000 shares authorized, 12,059,356 issued
      and outstanding                                                    12,059
   Additional-paid-in-capital                                         2,007,679
Retained earnings                                                    (2,386,836)
                                                                    ------------
Total Stockholders' Equity                                                           (367,098)
                                                                                    ---------
                                                                                    $   1,012

                                                                                    =========

The notes are an integral part of these financial statements.

UNIVERSAL MEDIA HOLDINGS, INC.
STATEMENTS OF OPERATIONS


                                                  YEARS ENDED SEPTEMBER 30,
                                                 1999                    1998
                                                 ----                    ----
REVENUES EARNED                              $    241,207           $  1,753,096

COST OF REVENUES EARNED                           337,680              1,735,786
                                             ------------           ------------
  GROSS (LOSS) PROFIT                             (96,473)                17,310

GENERAL AND ADMINISTRATIVE EXPENSES               211,103                241,599
                                             ------------           ------------
  OPERATING LOSS                                 (307,576)              (224,289)

OTHER EXPENSES
  Interest expense                                   (669)                (2,091)
  Loss on disposal of fixed assets                (15,729)
                                             ------------           ------------
Total other expenses                              (16,398)                (2,091)
                                             ------------           ------------
LOSS BEFORE PROVISION FOR
  INCOME TAXES                                   (323,974)              (226,380)

INCOME TAX EXPENSE                                     --                     --
                                             ------------           ------------
               NET LOSS                      $   (323,974)          $   (226,380)
                                             ============           ============
EARNINGS PER SHARE

  BASIC                                      $      (0.03)          $      (0.02)
                                             ============           ============
AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING

  BASIC                                        12,059,356             12,059,356
                                             ============           ============

The notes are an integral part of these financial statements.

UNIVERSAL MEDIA HOLDINGS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                         Additional-
                                      Preferred Stock            Common Stock             Paid-in-        Retained
                                     Shares      Amount       Shares        Amount        Capital         Earnings          Total
                                     ------      ------       ------        ------        -------         --------          -----
 Balance at September 30, 1997          -         $ -       11,936,375      $ 2,112      $1,717,626     $(1,836,482)     $(116,744)

  Convertible debentures exercised      -           -            1,875            -               -               -              -

  Issuance of common stock              -           -          117,886        9,947         290,053               -        300,000

  Net Loss                              -           -                -            -               -        (226,380)      (226,380)
                                      ---         ----      -----------    ---------     -----------    ------------     ----------
Balance at September 30, 1998           -           -       12,056,136       12,059       2,007,679      (2,062,862)       (43,124)

  Issuance of common stock              -           -            3,220            -               -               -              -

  Net Loss                              -           -                -            -               -        (323,974)      (323,974)
                                      ---         ----      -----------    ---------     -----------    ------------     ----------
Balance at September 30, 1999           -         $ -       12,059,356     $ 12,059      $2,007,679     $(2,386,836)     $(367,098)
                                      ===         ====      ===========    =========     ===========    ============     ==========

The notes are an integral part of these financial statements.

UNIVERSAL MEDIA HOLDINGS, INC.
STATEMENTS OF CASH FLOWS


                                                             YEARS ENDED SEPTEMBER 30,
                                                              1999              1998
                                                              ----              ----
NET LOSS                                                    $(323,974)      $(226,380)

Adjustments to reconcile net loss to cash flows from operating activities:

  Depreciation and amortization                                 2,500          12,560
  Loss on disposal of fixed assets                             15,729
  Changes in:
    Accounts receivables                                      691,789        (691,789)
    Other assets                                                   --          16,350
    Accounts payable and accrued expenses                    (300,832)        525,706
                                                            ---------       ---------
      Cash used in operating activities                        85,212        (363,553)
                                                            ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES
   Increase (decrease) in bank overdraft                      (84,200)         63,553
  Proceeds from issuance of common stock                                      300,000
                                                            ---------       ---------
      Cash provided by financing activities                   (84,200)        363,553
                                                            ---------       ---------
NET INCREASE IN CASH AND
  CASH EQUIVALENTS                                              1,012              --

CASH AND CASH EQUIVALENTS, beginning                               --              --
                                                            ---------       ---------
CASH AND CASH EQUIVALENTS, ending                           $   1,012       $      --
                                                            =========       =========

ADDITIONAL SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION

Interest paid                                               $     669       $   2,091
                                                            =========       =========
Income taxes paid                                           $      --       $      --
                                                            =========       =========

The notes are an integral part of these financial statements.

UNIVERSAL MEDIA HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS



NOTE 1 - ORGANIZATION, NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Universal Media Holdings, Inc. ("the Company") was originally incorporated in Delaware as Tyconda Minerals Corp. in December of, 1969. In February 1970, the Company merged leaving Tyconda Minerals Corp. as the surviving corporation. In November 1983 the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its corporate name to Hy-Poll Technology, Inc. That amendment also changed the capital structure of the corporation from an authorization to issue 5,000,000 shares of Common Stock with a par value of $.01 per share, to an authorization to issue 200,000,000 shares of Common Stock with a par value of $.0001 per share.

In August of 1995, Hy-Poll acquired all of the issued and outstanding shares of the Company's Common Stock. On December 21, 1995 the Company amended its Certificate of Incorporation changing its corporate name to Universal Turf, Inc. The Company then amended the name again on November 8, 1999, changing its corporate name to Universal Media Holdings, Inc.

On February 14, 2000, the Company has recently entered into an agreement with E-Trans Logistics, Inc. ("E-Trans"), formerly know as Gerard, under which E-Trans became a wholly owned subsidiary of United Media Holdings, Inc.

NATURE OF OPERATIONS

As Universal Turf, Inc., the Company was based on the marketing, installation and maintenance of synthetic surface material for sports and recreational fields mainly in the Northeast section of the United States. The Company's business plan now covers (i) the logistics field, which plans to be the major concentration, (ii) the synthetic grass (turf) business, and (iii) certain areas of the entertainment and Internet fields.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN FINANCIAL STATEMENTS - Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

UNIVERSAL MEDIA HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS



ORGANIZATIONAL COSTS - Organizational costs are stated net of accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of the assets. Total amortization in 1999 and 1998 totaled $2,500 and $500, respectively.

FIXED ASSETS - For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in income for the period. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation in 1999 and 1998 totaled $0 and $12,060, respectively.

REVENUE AND COST RECOGNITION - Revenues for the years 1999 and 1998 are generated mainly from the turf business, in which revenues are recognized as product is delivered to the customers or installed for the customers, net of applicable discounts and allowances. Revenues earned from services is recognized ratably over the contractual period or as the services are performed.

ADVERTISING COSTS - Advertising costs are charged to operations when incurred. Advertising expenses for 1999 and 1998 were $0 and $12,786, respectively.

INCOME TAXES - The provision for income taxes are computed based on the pretax loss included in the Statement of Income. The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

EARNINGS PER COMMON SHARE - Basic loss per common share is computed using the weighted average number of common shares outstanding during the year. Earnings per share amounts have been adjusted for all years presented to reflect the one-for-two hundred split of the Company's common shares effective November 3, 1999.

NOTE 2 - STOCKHOLDERS' EQUITY

STOCK SPLIT - On November 3, 1999, the Company consented to a one-for-two hundred reverse stock split of its common stock. Stockholders' equity has been restated to give retroactive recognition to the reverse stock split in prior periods.

PREFERRED STOCK - 2,000,000 shares of Preferred Stock authorized are undesignated as to preferences, privileges and restrictions. As the shares are issued, the Board of Directors must establish a "series" of the shares to be issued and designate the preferences, privileges and restrictions applicable to that series. To date, the Board of Directors has not designated or issued any series of Preferred Stock.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

Included in the accounts payable is approximately $80,500 which represent judgements brought against the company. These judgements are related to unpaid invoices.

UNIVERSAL MEDIA HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS



NOTE 4 - SUBSEQUENT EVENT

On February 14, 2000, the Company entered into an agreement with E-Trans Logistics, Inc. ("E-Trans"), a trucking, transport and logistics company, under which E-Trans became a wholly owned subsidiary of Universal Media Holdings, Inc. The new office is located at the E-Trans facility, where there are offices and a warehouse. Sometime during the second quarter of 2000, the Company plans to rename itself to E-Trans Logistics, Inc.